                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of report (date of earliest event reported): January 12, 1999


                               PLANTRONICS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                            1-12696                    77-0207692
-----------------------------       ------------------------      -------------------
  (State of jurisdiction            (Commission File Number)       (I.R.S. Employer
incorporation or organization                                     Identification No.)

                               345 Encinal Street
                          Santa Cruz, California 95060
         ------------------------------------------------------------
         (Address, including zip code, of principal executive offices)

        Registrant's telephone number, including area code: 831-426-5858

                                Not Applicable
         ------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 5.   Other Events

On January 12, 1999, Plantronics, Inc. issued the following press release:

                           "[PLANTRONICS, INC. LOGO]


                                  PRESS RELEASE

  PLANTRONICS REPORTS THIRD QUARTER RESULTS -- REVENUES INCREASE 16.2% AND EPS
                                   CLIMB 38.6%



FOR INFORMATION CONTACT:                                  FOR IMMEDIATE RELEASE
Barbara V. Scherer                                        January 12, 1999
Sr. Vice President and Chief Financial Officer
(831) 458-4434

================================================================================

Santa Cruz, California (January 12, 1999) -- Plantronics, Inc. (NYSE: PLT) today announced record revenues and earnings for the third quarter of fiscal 1999 ended December 31, 1998. Third quarter revenues totaled $72.0 million, up 16.2% over the $62.0 million of revenues in the third quarter of fiscal 1998.

Earnings increased 38.4% in the third quarter, driven by higher revenues and higher operating margins. Net income for the quarter totaled $14.4 million, in comparison to the $10.4 million earned in the third quarter of 1998. Diluted earnings per share were $0.79, a 38.6% increase from the $0.57 earned in the third quarter of the prior fiscal year on slightly fewer shares.

Ken Kannappan, President and Chief Executive Officer, commenting on the third quarter said, "Both domestic and international business grew, with especially good increases in the European region as a whole. We also had solid growth in our US distribution, OEM, and retail channels. We are pleased with our overall operating performance, having achieved higher gross and operating margins than a year ago, faster inventory turns and a reduction in days sales outstanding of accounts receivable. Our employees are to be commended across the board for their fine work."

Barbara V. Scherer, SVP and CFO noted, "Our strong results and working capital improvements helped increase the company's cash balance to $119.2 million from $95.1 million three months ago and from $62.1 million a year ago. We also repurchased 147,391 shares of our common stock during the quarter helping to reduce the diluted shares outstanding in the quarter as compared to the third quarter of the prior fiscal year." As previously announced, the Company has called for the redemption of the $65,050,000 10% Senior Notes outstanding and will complete that redemption on January 15, 1999. After redemption of the Notes, which will be funded out of available cash, Plantronics will have no long-term debt outstanding.

Plantronics introduced the first lightweight communications headset in 1962 and is a world-leading designer, manufacturer and marketer of headset products. Plantronics sells its products in more than 60 countries through a global network of distributors, original equipment manufacturers, retailers and telephony service providers.

                                       * * * * * * * *
PLANTRONICS, INC. / 337 Encinal Street / P.O. Box 1802 / Santa Cruz, California
                                  95061-1802
                       831-426-5858 / Fax 831-426-6098

                                PLANTRONICS, INC.
                    SUMMARY CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          Quarter Ended               Nine Months Ended
                                                  -----------------------------   -----------------------------
                                                   December 31,    December 31,    December 31,    December 31,
                                                      1997            1998            1997            1998
                                                  =============   =============   =============   =============
Net sales                                         $      62,017   $      72,038   $     172,579   $     213,248
Cost of sales                                            28,464          31,002          79,423          95,091
                                                  -------------   -------------   -------------   -------------
Gross profit                                             33,553          41,036          93,156         118,157
  Gross profit %                                           54.1%           57.0%           54.0%           55.4%

Research, development and engineering                     4,591           5,177          12,975          14,182
Selling, general and administrative                      12,330          14,563          35,172          42,425
                                                  -------------   -------------   -------------   -------------
Total operating expenses                                 16,921          19,740          48,147          56,607
                                                  -------------   -------------   -------------   -------------
  Operating income                                       16,632          21,296          45,009          61,550

Interest expense                                          1,755           1,888           5,248           5,476
Interest income and other income, net                      (447)         (1,801)         (1,549)         (3,494)
                                                  -------------   -------------   -------------   -------------
Income before income taxes                               15,324          21,209          41,310          59,568
Income tax expense                                        4,903           6,786          13,218          19,061
                                                  -------------   -------------   -------------   -------------
  Net income                                      $      10,421   $      14,423   $      28,092   $      40,507
                                                  =============   =============   =============   =============

  % to Sales                                               16.8%           20.0%           16.3%           19.0%

Diluted earnings per common share                 $        0.57   $        0.79   $        1.54   $        2.22
Shares used in diluted per share calculations            18,383          18,246          18,200          18,268


CONSOLIDATED BALANCE SHEET
                                                March 31,        December 31,
                                                  1998              1998
                                              =============     =============
ASSETS
  Cash                                        $      64,901     $     119,231
  Accounts receivable, net                           41,550            44,317
  Inventory                                          29,741            19,334
  Deferred income taxes                               2,130             4,243
  Other current assets                                1,774             1,390
                                              -------------     -------------
    Total current assets                            140,096           188,515
  Property, plant and equipment, net                 21,255            19,577
  Other assets                                        4,124             3,226
                                              -------------     -------------
                                              $     165,475     $     211,318
                                              =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                            $       8,327     $       7,420
  Accrued liabilities                                26,629            33,762
  Income taxes payable                                6,381             6,003
                                              -------------     -------------
    Total current liabilities                        41,337            47,185
  Deferred tax liability                              5,652             9,065
  Long-term debt                                     65,050            65,050
                                              -------------     -------------
    Total liabilities                               112,039           121,300
  Stockholder's equity                               53,436            90,018
                                              -------------     -------------
                                              $     165,475     $     211,318
                                              =============     =============

Note: The Company's fiscal year end is the Saturday closest to March 31. For purposes of presentation, the Company has indicated its accounting year ending on March 31, or the month-end for interim quarterly periods. Results of operations for fiscal years 1996, 1997 and 1998 each included 52 weeks."

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of businesses acquired.

                    Not applicable.

          (b)  Pro forma financial information.

                    Not applicable.

          (c)  Exhibits

               Exhibit Number      Document
               --------------      --------
                   27.1            Financial Data Schedule

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PLANTRONICS, INC.


Dated: January 12, 1999                By: /s/ Barbara V. Scherer
                                           ---------------------------------
                                           Barbara V. Scherer
                                           Senior Vice President -
                                           Finance and Administration and
                                           Chief Financial Officer